SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 [ ] Confidential, for use of the Commission only as permitted by Rule 14a-6
       (e)(2)

                             PARAGON FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)   Title of each class of securities to which transaction applies:

             not applicable


        2)   Aggregate number of securities to which transaction applies:

             not applicable


        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

             not applicable



        4)   Proposed maximum aggregate value of transaction:

             not applicable



        5)   Total fee paid:

             not applicable

         [ ]      Fee paid previously with preliminary materials:





      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)     Amount previously paid:



         2)     Form, Schedule or Registration Statement no.:



         3)     Filing Party:



         4)     Date Filed:

                          PARAGON FINANCIAL CORPORATION
                          5000 Sawgrass Village Circle
                        Ponte Vedra Beach, Florida 32082

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 24, 2003




To the Stockholders of Paragon Financial Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Paragon Financial Corporation, a Delaware corporation, will be held on June 24, 2003 at The Ponte Vedra Inn located at 200 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082, at 1:00 p.m. local time, for the following purposes:

1.      To elect four directors for the coming year.

2.      To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on May 19, 2003 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

                                                       Steven A. Burleson
                                                       Chief Executive Officer

Ponte Vedra Beach, Florida
May 21, 2003


================================================================================

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY OUR BOARD OF DIRECTORS, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
================================================================================

                                TABLE OF CONTENTS

                                                                           Page

Explanatory Note..............................................................1
Soliciting, Voting and Revocability of Proxy..................................1
Forward-Looking Statements....................................................2
Security Ownership of Certain Beneficial Owners and Management................4
Executive Officers............................................................5
Executive Compensation........................................................7
Certain Relationships and Related Transactions...............................14
Proposal:  Election of Directors.............................................16
Independent Public Accountants...............................................18
Stockholder Proposals........................................................19
Other Business...............................................................20
Annual Report on Form 10-K ..................................................20

                     PARAGON FINANCIAL CORPORATION
                          5000 Sawgrass Village Circle
                        Ponte Vedra Beach, Florida 32082
                          ----------------------------

                                 PROXY STATEMENT
                          -----------------------------

                                EXPLANATORY NOTE

         Throughout this proxy statement, the words "Paragon," "company," "we," "our," and "us" refer to Paragon Financial Corporation and its subsidiaries, and the operations of Paragon Financial Corporation as a whole.

                  SOLICITING, VOTING AND REVOCABILITY OF PROXY

         This proxy statement is being mailed to all stockholders of record at the close of business on May 19, 2003 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on June 24, 2003 at 1:00 p.m., local time, or any adjournment thereof. The proxy and this proxy statement were mailed to stockholders on or about May 21, 2003.

         All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

         FOR the nominees named in the proxy to our Board of Directors.

         Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

         The total number of shares of common stock outstanding and entitled to vote as of April 28, 2003 was 116,146,479. Our common stock is the only class of securities outstanding which is entitled to vote on matters presented to our stockholders, each share being entitled to one vote. We currently have no other class of securities outstanding, except for our Series E Preferred Stock which is non-voting.

         A majority of the shares of common stock outstanding and entitled to vote as of May 19, 2003, or 58,073,240 shares of common stock assuming the number of our outstanding shares of common stock does not change from the number of outstanding shares on April 28, 2003, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on May 19, 2003 will be entitled to vote. With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being four nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

         Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082,
Attention: Corporate Secretary.

         The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

         A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices, 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082, and also during the whole time of the meeting for inspection by any stockholder who is present. To contact us, stockholders should call Investor Relations at (904) 285-0000.

                           FORWARD-LOOKING STATEMENTS

         Certain information contained in this proxy statement may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this proxy statement or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "explore," "consider," "anticipate," "intend," "could," "estimate," "plan," or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to the risks and uncertainties associated with:

- our ability to raise capital necessary to sustain our operations and implement our business plan,
- our ability to implement our business plan,
- our ability to obtain regulatory permits and approvals to operate in the financial services area,
- our ability to identify and complete acquisitions and successfully integrate the businesses we acquire, if any,
- changes in the real estate market, interest rates or the general economy of the markets in which we operate,
- our ability to employ and retain qualified management and employees,
- changes in government regulations that are applicable to our businesses,
- general volatility of the capital markets and the establishment of a market for our shares,
- changes in the demand for our services,
- the degree and nature of our competition,
- our ability to generate sufficient cash to pay our creditors, and
- disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

         We are also subject to other risks detailed from time to time in our Securities and Exchange Commission filings. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 28, 2003 certain information regarding the beneficial ownership of the Common Stock by each of the Company's Directors, its Chief Executive Officer, each of the other four most highly compensated executive officers of the Company and all its Directors and executive officers as a group for the fiscal year ended December 31, 2002. Except as otherwise noted, to the Company's knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

                                                Amount and Nature of
                                                Beneficial Ownership(1)
Name                                            Number        Percentage
----                                            ------        ----------
Philip Lagori  (2)                              52,329,735         45.1%
Paul K. Danner  (3)                             19,699,928         17.0%
Christopher Liston  (4)                         14,208,685         12.2%
Steven A. Burleson  (5)                          6,341,124          5.2%
Harold Lazarus  (6)                                852,811            *
Scott L.Vining  (7)                                      -            -
All executive officers and directors as a
group(6 persons)(8)                             93,432,283         76.5%


-------------------------------
*        Less than 1%

     (1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

     (2) The address of Mr. Lagori is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

     (3) Includes 825,000 shares held in a custodial accounts for the benefit of Mr. Danner's minor children of which Mr. Danner is a custodian. The address of Mr. Danner is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

     (4) The address of Mr. Liston is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

     (5) Includes options to purchase 6,000,000 shares of common stock. The address of Mr. Burleson is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

     (6) The Address of Mr. Lazarus is 6 North Sea Drive, Southampton, New York 11968.

     (7) The address of Mr. Vining is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

     (8) See footnotes (2-7)

                               EXECUTIVE OFFICERS

         The following table sets forth the name, age and position of each of our executive officers and significant employees as of April 28, 2003. Our executive officers are appointed by and serve at the discretion of our Board of Directors.

Name                      Age                      Position

Paul K. Danner             45   Chairman of the Board of Directors and Secretary
Steven A. Burleson         43   Chief Executive Officer and Director
Philip Lagori              35   Vice  Chairman  of the  Board of  Directors  and
                                Chief Operating Officer
Scott L. Vining            40   Chief Financial Officer and Treasurer
Christopher List           42   Executive Vice President

         Paul K. Danner, 45, has served as a director of Paragon since June 1, 2002, our Secretary since June 2, 2003 and our Chairman of the Board since September 5, 2002. Mr. Danner also served as our Vice Chairman of our Board from June 2, 2002 through September 5, 2002, and our Treasurer from June 1, 2001 through December 30, 2002. Mr. Danner has served as a director of our subsidiary Paragon Homefunding, Inc. from August 2, 2001 until January 31, 2003 when it merged with one our current subsidiaries Mortgage Express, Inc. (now known as PGNF Home Lending Corp.). He served as Paragon Homefunding's Chief Executive Officer from August 3, 2001 to March 1, 2002, and Vice Chairman of the Board from March 1, 2002 through January 31, 2003. From January 1999 until October 2000 Mr. Danner was employed by MyTurn.com, Inc. serving as Chief Operating Officer of MyTurn.com's subsidiary e.TV Commerce from January 1999 to June 1999, he was promoted to President of MyTurn in June 1999 and Chief Executive Officer in November 1999. From April 2000 until October 2000 he served as Executive Vice President assigned to the Office of the President of MyTurn.com. MyTurn.com later filed for protection under the federal bankruptcy laws in March 2001. From 1997 to 1998, Mr. Danner served as Vice President of Operations for Zekko Corp., a development-stage company involved in the development of high-speed data and video communications, and was the Managing Partner of Technology Ventures, a management consultancy from 1996 to 1997. Mr. Danner earned his Bachelor of Science degree in Business Finance from Colorado State University in 1979, and an MBA from Old Dominion University in 1986. Mr. Danner served on active duty with the United States Navy where he flew the F-14 Tomcat, and currently holds the rank of Captain in the United States Naval Reserve. He is a licensed Mortgage Broker in the State of Florida.

         Steven A. Burleson, 43, has served as a director of Paragon and as our Chief Executive Officer since September 5, 2002. Mr. Burleson also served as our Interim Chief Financial Officer from September 5, 2002 through December 30, 2002 and as a Vice President of our subsidiary, Paragon, Homefunding, Inc. from October 11, 2002 through January 31, 2003. From May 2001 through September 2002, Mr. Burleson had acted as a financial and operations consultant to various companies, including our former subsidiary, Paragon Homefunding, in the technology, retail and financial services industries. From October 2000 until May 2001, Mr. Burleson had served as Chief Operating Officer and Chief Financial Officer of MyTurn.com, Inc. MyTurn.com filed for protection under the federal bankruptcy laws in March 2001. Mr. Burleson had also served as the Chief Financial Officer of WESCO International, Inc., a Fortune 500 New York Stock Exchange listed company, from November 1998 through October 2000, its Vice-President from November 1997 through November 1998, and its Corporate Controller from January 1995 through November 1998. Mr. Burleson received his B.S. in Business Administration with Distinction from George Mason University in 1982 and he is a certified public accountant.

         Philip Lagori, 35, has served as a director and as our Vice Chairman and Chief Operating Officer since January 31, 2003. Mr. Lagori founded our subsidiary Mortgage Express (now known as PGNF Home Lending Corp.) in
1998 and serves as its President. Previously, Mr. Lagori served as President of Insurance Operations and Senior Vice President of Mortgage Lending for JVS Insurance Group following JVS's acquisition in 1997 of Insurance Network Brokerages, Inc. and Insurance Network Premium Finance, two companies founded by Mr. Lagori in 1994.

         Scott L. Vining, 40, has served as our Chief Financial Officer and Treasurer since March 10, 2003. From September 1996 to March 2003, Mr. Vining was employed by Armor Holdings, Inc., a New York Stock Exchange listed company, most recently as their Treasurer and Chief Accounting Officer. Mr. Vining received his B.S. in Business Administration from the University of North Florida and he is a certified public accountant.

         Christopher Liston, 42, has served as our Executive Vice President since December 20, 2002. Mr. Liston has served as a director, Executive Vice President, Secretary and Treasurer of our subsidiary, Paragon Homefunding, Inc. from August 3, 2001 through January 31, 2003, and as its Chairman of the Board from August 3, 2001 through March 1, 2002. From March 1996 to November 1999, Mr. Liston was employed by Osprey Capital, an investment banking firm located in Jacksonville, Florida. From November 1998 through December 1999, Mr. Liston was employed by MyTurn.com, Inc, where he served in numerous capacities including Vice President, Business Development, Investor Relations, and as a director. MyTurn.com later filed for protection under the federal bankruptcy laws in March 2001. Mr. Liston earned a BA degree in Political Science from the College of Charleston in 1982.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table
The following summary compensation table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2002, 2001 and 2000 for each of our executive officers as of December 31, 2002 who had a total salary and bonus for that year in excess of $100,000:



------------------------------ -------- ------------------------------------------ ----- -----------------------------------
                                Annual Compensation       Long-term Compensation
------------------------------ -------- ------------------------------------------ ----- -----------------------------------
                                                                    Other
                                                                    Annual
                                                                    Comp                   Securities
Name and Principal Position   Fiscal      Salary      Bonus ($)    ($)                     Underlying        All Other
                               Year          ($)                                           Options (#)       Compensation
------------------------------ -------- -------------- ---------- ---------------- ----- ----------------- -----------------

Paul K. Danner                 2002      $186,667 (1)  $     -       $28,343(5) (6)                  -           $    -
  Chairman of the Board
------------------------------ -------- -------------- ---------- ---------------- ----- ----------------- -----------------

Steven A. Burleson             2002        66,667 (2)   30,000        14,281(5) (6)         16,000,000                -
  Chief Executive Officer,
  Interim Chief Financial
  Officer and Director
------------------------------ -------- -------------- ---------- ---------------- ----- ----------------- -----------------

Christopher Liston             2002       127,500 (3)        -        27,343(5) (6)                  -                -
  Executive Vice President
------------------------------ -------- -------------- ---------- ---------------- ----- ----------------- -----------------

Michael Beindorff              2002        94,225            -             -                         -                -
  Former Chairman and          2001       300,000      172,083             -                         -                -
  CEO (4)                      2000       300,000      137,500     2,500,000                   112,500          700,000

------------------------------ -------- -------------- ---------- ---------------- ----- ----------------- -----------------

(1) Represents salary earned during 2002 for Mr. Danner. Pursuant to Mr. Danner's employment agreement, he received no cash compensation in 2002. The company began paying Mr. Danner's salary pursuant to his employment agreement in February 2003.
(2) Represents salary earned during 2002 for Mr. Burleson pursuant to Mr. Burleson's employment agreement dated September
         5, 2002. Mr. Burleson received no cash compensation in 2002. The company began paying Mr. Burleson's salary pursuant to his employment agreement in February 2003.
(3) Represents salary earned during 2002 for Mr. Liston. Pursuant to Mr. Liston's employment agreement, he received no cash compensation in 2002. The Company began paying Mr. Liston's salary pursuant to his employment agreement in February 2003.
(4) Mr. Beindorff served as our Chairman and Chief Executive Officer until our merger with our subsidiary Paragon Homefunding, Inc. on May 31, 2002. During 1999, in connection with his employment agreement, Paragon made a full-recourse loan to Mr. Beindorff in the amount of $700,000, bearing interest at 8.25% per annum, and payable over three years. This loan was forgiven during 2000 and is reflected in the table above in the All Other Compensation column.
(5) Represents auto allowance of $17,000, $10,500 and $16,000 for Messrs. Danner, Burleson and Liston respectively.
(6) Represents the value of health and other personal benefits in the amount of $11,343, $3,781 and $11,343 for Messrs. Danner, Burleson and Liston respectively.

Stock Option Grants in 2002

         We granted the following options to our Named Executive Officers during fiscal 2002.






                                    Individual Grants
                                           Percent of
                                              Total                                     Potential Realizable Value
                            Number of        Options       Exercise                     At Assumed Annual Rate of
                           Securities      Granted to          of                       Stock Price Appreciation for
                           Underlying       Employees          Base                     Option Term
                            Option           in Fiscal     Price            Expiration  ------------------------------
Name                       Grants (#)         Year           ($/Sh)         Date           5% ($)          10% ($)
----                       ----------         ----           ------         ----           ------          -------

Steven A. Burleson         16,000,000           91.8%         $0.10         9/4/12      $7,782,433      $13,339,957

Stock Option Exercises and Values for 2002

None of the executive officers named in the Summary Compensation Table exercised any stock options in 2002. The table below sets forth information concerning the number and value of their unexercised stock options at December 31, 2002.


                                                                Number of Securities             Value of Underlying
                               Shares                          Underlying Unexercised          In-the-Money Options at
                              Acquired         Value          Options at 12/31/02 (#)                12/31/02 (1)
                            On Exercise     Realized
                                (#)             ($)
                                                                             Non-Exercisable               Non-Exercisable
Name                                                        Exercisable                      Exercisable
-------------------------  ---------------  -------------  --------------   --------------  --------------   --------------
Steven A. Burleson                      -        $     -       6,000,000       10,000,000      $1,560,000      $ 2,600,000


(1) Based on the fair market value of Paragon's common stock at December 31, 2002, $0.36 per share, less the exercise price payable for such shares.

Compensation of Directors

         At present, Paragon has four directors, three of whom are also employees. Except for grants of stock options and grants of restricted stock and the reimbursement of expenses incurred in connection with attendance at meetings of the Board of Directors or any of its committees, the current directors of Paragon do not receive any compensation for their services in such capacity.

         Board members are eligible for option grants pursuant to the provisions of the 2002 Stock Option Plan.

Employment Contracts; Compensation Arrangements; Termination of Employment and
 Change-in-Control Arrangements

         Paul K. Danner

         As of September 1, 2002, we entered into entered into a three year employment agreement with Paul K. Danner, in consideration for the termination of an amended and restated employment agreement with our subsidiary Paragon Homefunding, Inc., providing for Mr. Danner to serve as our Chairman of the Board. Mr. Danner's employment agreement provides for an annual salary of $200,000 commencing on September 1, 2002 which accrued until the earlier of Paragon securing initial investments of at least $500,000, or the closing our first acquisition of, or business combination with, an operating financial services company. At that time, Paragon was to begin paying Mr. Danner his salary in accordance with the terms of the employment agreement. This condition was fulfilled when we closed our merger with Mortgage Express, Inc. (now known as PGNF Home Lending Corp.).

         Mr. Danner's employment agreement provides that it may be terminated prior to the expiration date:

         - by Paragon for "cause," as that term is defined in the employment agreement;

         - by Mr. Danner at any time within 12 months after a "change in control," as that term is defined in the employment agreement, upon 30 days written notice, and

         - by Paragon at any time within 12 months after a change in control upon written notice, in which case Paragon is responsible to pay Mr. Danner an amount equal to the salary which would have been payable to him for the remaining term of the employment agreement.

         Further, if Mr. Danner becomes disabled for a period of 30 days, Paragon has the right to terminate Mr. Danner's employment under the employment agreement.

         Mr. Danner also had accrued but unpaid salary based on an annual rate of $180,000 from August 4, 2001 through May 31, 2002, and at an annual rate of $120,000 from June 1, 2002 through August 31, 2002 under the terms of the terminated restated and amended employment agreement with our former subsidiary Paragon Homefunding, Inc.

         All salaries continued to accrue until January 31, 2003 at which time we began paying Mr. Danner. On March 26, 2003, Mr. Danner agreed to convert $311,000 in unpaid and accrued salary into 311 shares of Series E Preferred Stock which:

         -     have a stated value  of $1,000 per share.

         - bear dividends at the rate of four percent of the stated value each year payable annually on January 1st in whole or in part, in either shares of our common stock, or cash, at our sole discretion.

        -      have a liquidation preference equal to their stated value.

        - do not have any voting rights, are not redeemable, and are not convertible.

         Steven A. Burleson

         Paragon and Steven Burleson entered into a four year employment agreement providing for Mr. Burleson to serve as our Chief Executive Officer commencing as of September 5, 2002. Mr. Burleson's employment agreement provides for an annual salary of $200,000 commencing on the date Paragon or our subsidiary, Paragon Homefunding, Inc., closed its first acquisition of, or business combination with, an operating financial services company. This condition was fulfilled when we closed our merger with Mortgage Express, Inc. (now known as PGNF Home Lending Corp.). At that time, Paragon was to pay the accrued salary in one lump sum and was to begin to pay Mr. Burleson his salary in accordance with the terms of the employment agreement.

         The employment agreement also provides for:

        - an annual bonus based on the of certain achievement performance objectives, the amount and nature of which to be mutually determined by Paragon and Mr. Burleson, and with a guaranteed bonus for 2002 to be no less than $30,000, payable in January 2003,

        - an option to purchase 16,000,000 shares of our common stock at an exercise price of $0.10 per share and vesting in accordance with the terms of his stock option agreement.

                Mr. Burleson shall be entitled to a reasonable monthly car allowance and stipend to cover club dues, in an amount to be mutually determined by Paragon and Mr. Burleson, and all such amounts were to accrue until Paragon or our subsidiary, Paragon Homefunding, Inc. closed its first acquisition of, or business combination with, an operating financial services company.

                Mr. Burleson's employment agreement provides that it may be terminated prior to the expiration date:

        - by Paragon for "cause," as that term is defined in the employment agreement;

        - by Mr. Burleson at any time within 12 months after a "change in control," as that terms is defined in the employment agreement, upon 30 days written notice, and

        - by Paragon at any time within 12 months after a change in control upon written notice, in which case Paragon is responsible to pay Mr. Burleson an amount equal to the salary which would have been payable to him for the remaining term of the employment agreement.

         Further, if Mr. Burleson becomes disabled for a continuous period of 30 days Paragon has the right to terminate Mr. Burleson's employment under the employment agreement.

         Mr. Burleson's salary continued to accrue until January 31, 2003 at which time we began paying Mr. Burleson. On March 26, 2003, Mr. Burleson agreed to convert $127,000 in unpaid and accrued salary into 127 shares of Series E Preferred Stock with the rights, preferences and designations described under the description of Mr. Danner's employment agreement above.

         Christopher Liston

         Paragon and Christopher Liston entered into a three year employment agreement in consideration for the termination of an employment agreement with our subsidiary Paragon, providing for Mr. Liston to serve as our Executive Vice President, Business Development commencing as of November 1, 2002. Mr. Liston's employment agreement provides for an annual salary of $150,000 commencing on November 1, 2002 which was to accrue until Paragon or our subsidiary Paragon Homefunding, Inc., closed its first acquisition of, or business combination with, an operating financial services company. This condition was fulfilled when we closed our merger with Mortgage Express, Inc. (now known as PGNF Home Lending Corp.). At that time Paragon was to pay the accrued salary in one lump sum and was to begin to pay Mr. Liston his salary in accordance with the terms of the employment agreement. Mr. Liston's employment agreement provides that it may be terminated prior to the expiration date:

        - by Paragon for "cause," as that term is defined in the amended and restated employment agreement,

        - by Mr. Liston at any time within 12 months after a "change of control," as that term is defined in the employment agreement, upon 30 days written notice, and

        - by Paragon at any time within 12 months after a change in control upon written notice, in which case Paragon is responsible to pay Mr. Liston an amount equal to the salary which would have been payable to him for the remaining term of the employment agreement.

         Further, if Mr. Liston becomes disabled for a period of 30 days, Paragon has the right to terminate Mr. Liston's employment under the employment agreement.

         Mr. Liston's salary continued to accrue until January 31, 2003 at which time we began paying Mr. Liston. On March 26, 2003, Mr. Liston agreed to convert $221,000 in unpaid and accrued salary into 221 shares of Series E Preferred Stock with the rights, preferences and designations described under the description of Mr. Danner's employment agreement above.

         Michael Beindorff

         Michael Beindorff became the Chief Executive Officer of Paragon in April 2000 and Chairman of the Board in August 2000. He resigned as Chairman of the Board and Chief Executive Officer when we closed our merger with Paragon Homefunding, Inc. on May 31, 2002. He continued as a director of Paragon until his resignation on August 27, 2002. We had an employment agreement with Mr. Beindorff under which he received an annual base salary of $300,000 and quarterly guaranteed bonuses of $25,000 during 2001.

            Mr. Beindorff's employment with Paragon terminated upon closing of our merger with Paragon Homefunding, Inc. pursuant to a separation agreement dated as of April 22, 2002 between Paragon and Mr. Beindorff. Under the separation agreement, Paragon agreed to pay to Mr. Beindorff an amount equal to the lesser of:

        - all accrued and unpaid salary and bonuses due him from Paragon through his employment termination date plus a terminating event bonus in the amount of $75,000, or

        - one-third of all funds received by or on behalf of Paragon or its affiliates, successors or assigns from Revelation America Incorporated or its affiliates, successors and assigns at any time from the date of the separation agreement until the two-year anniversary of the occurrence of our merger with Paragon Homefunding, Inc.; provided, however, that Paragon will be obligated to make such termination payment to Mr. Beindorff only if, and to the extent that, any funds are received from Revelation.

Report on Executive Compensation

         Paragon's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. Our compensation program currently consists of a number of components, including a cash salary, cash incentive bonuses and stock option grants.

        We currently do not have a compensation committee. The Board of Directors as a whole reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in its industry which do business in locations where the company has operations. Based in part on this information, the Board of Directors generally sets salaries at levels comparable to such companies. Bonuses are generally discretionary, but in some cases may be set forth in employment agreements and based on the achievement of performance thresholds. In either case, bonuses are linked to company performance during the year and thus align the interest of executive officers with those of the stockholders. The Board of Directors also assesses each executive officer's individual performance and contribution in determining bonus levels. The Board of Directors uses grants out of our 2002 Equity Participation Plan to motivate its executive officers and to improve long-term market performance of the company's shares of common stock.

     Since the Board of Directors believes that the granting of options to purchase shares of common stock provides its executive employees with the long-term incentive to work for the betterment of our company, stock options are granted to executives, in some cases upon commencement of employment and in some cases periodically. Additionally, grants of options are made periodically to other selected employees whose contributions and skills are critical to the long-term success of Paragon. Options are generally granted with an exercise price equal to the market price of our shares of common stock on the date of the grant, generally vest over a period of at least three years and generally expire after ten years.

         This report has been approved by the Board of Directors as of April 28, 2003.

                                                           Paul K. Danner
                                                           Philip Lagori
                                                           Steven A. Burleson
                                                           Harold Lazarus, Ph.D

Compensation Committee Interlocks and Insider Participation

         The compensation of our current Chairman of the Board and former Chief Executive Officer, Paul K. Danner, and our current Chief Executive Officer, Steven A. Burleson, was determined by our Board of Directors and is subject to the terms of Mr. Danner's and Mr. Burleson's respective employment agreements which are described under the heading "Executive Compensation - Employment Agreements; Compensation Arrangements; Termination of Employment and Change-in-Control Arrangements" on page 8.

Stock Performance Graph

         The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) of our common stock with the cumulative return (including reinvested dividends) between October 7, 1999 (the date our common stock commenced public trading) and December 31, 2002 with the cumulative total return of

        -        the Nasdaq Composite Index,
        -        the Morgan Stanley High Tech 35 Index,
        -        the Nasdaq Financial Index ,
        - certain companies selected in good faith by management which, in management's view, constitute a representative line-of-business comparison (the "Peer Group") for the period commencing October 7, 1999 through December 31, 2002.

         The companies comprising the Peer Group are Countrywide Financial Corporation, New Century Financial Corporation, Irwin Financial Corporation, and American Home Mortgage Holdings, Inc.

         As discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, we ceased operating in the online healthcare market on May 31, 2002 at the time our merger with Paragon Homefunding, Inc. was consummated. Subsequent to May 31, 2002, we began operating in the financial services market.

         The comparisons shown in the graph below are based upon historical data and is not indicative of, nor intended to forecast, the potential future performance of the our common stock. Information used in the graph was obtained from http://finance.yahoo.com, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

                        [PERFORMANCE GRAPH APPEARS HERE]


                                         12/31/1999       12/31/2000      12/31/2001       12/31/2002
                                         ----------       ----------      ----------       ----------
Paragon                                       33.74             0.09            0.07            1.06
Nasdaq Composite Index                       142.33            86.44           68.07           46.48
Morgan Stanley High Tech                     144.12            52.29           39.68           22.51
Nasdaq Financial Index                       113.71            81.98           80.26           65.20
Peer Group Index                              82.35           156.76          139.90          188.91

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We are not involved in any transactions with any director, executive officer, or nominee for director or any security holder of more that 5% of any class of our voting securities, except for Philip Lagori, our Vice Chairman of the Board of Directors and Chief Operating Officer and Scott Vining our Chief Financial Officer.

         Employment Agreement with Philip Lagori

         Paragon and Philip Lagori entered into a three year employment agreement providing for Mr. Lagori to serve as our Vice Chairman of the Board of Directors and Chief Operating Officer. Mr.Lagori's employment agreement provides for:

        -       an annual salary of $200,000,

        - a quarterly bonus equal to 16.667% of the pre-tax earnings of our subsidiary PGNF Home Lending Corp. in excess of $900,000 per fiscal quarter, and

        -       a monthly car allowance of $1,500.

Mr. Lagori's employment agreement provides that it may be terminated prior to the expiration date:

          - by Paragon for "cause," as that term is defined in the employment agreement,

          - by Mr. Lagori at any time within 12 months after a "change in control," as that term is defined in the employment agreement, upon 30 days written notice,


          - by Mr. Lagori on January 31, 2004, if the shares of our common stock are not listed or included on a national exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, upon thirty days prior written notice to the Company, and

          - by Paragon at any time within 12 months after a change in control upon written notice, in which case Paragon is responsible to pay Mr. Lagori an amount equal to the salary which would have been payable to him for the remaining term of the employment agreement.

     Further, if Mr. Lagori becomes disabled for a continuous period of 30 days Paragon has the right to terminate Mr. Lagori's employment under the employment agreement.

     Employment Agreement with Scott L. Vining

     Paragon and Scott Vining entered into an agreement providing for Mr. Vining to serve as our Vice President and Chief Financial Officer commencing as of December 30, 2002.

     The employment agreement provides for:

          -    an annual salary of $120,000,

          - an annual bonus based on Paragon's performance and the achievement of certain performance objectives by Mr. Vining, the amount and nature of which to be mutually determined by Paragon and Mr. Burleson,

          - an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.26 per share and vesting in accordance with the terms of his stock option agreement.

     Credit Arrangement with Philip Lagori

     Mr. Lagori and our subsidiary PGNF Home Lending Corp. have an informal credit arrangement pursuant to which Mr. Lagori provides PGNF Home Lending with short term unsecured loans from time to time to meet PGNF Home Lending's cash flow needs. Mr. Lagori is not committed to loan any funds to PGNF Home Lending and PGNF Home Lending is not committed to borrow any funds from Mr. Lagori. Historically, these loans have been repaid within 30 days and no interest has been charged. We plan to formalize this arrangement and expect that if any future loans are made under this arrangement, they will be repaid within 30 days. Currently PGNF Home Lending owes $250,000 to Mr. Lagori under this arrangement.

                         PROPOSAL: ELECTION OF DIRECTORS

     Four directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.


     Nominees for Directors

     All four of the nominees are currently directors of Paragon. The following table sets forth each nominee's age as of April 28, 2003, the positions and offices presently held by him with us, and the year in which he became a director. The Board recommends a vote FOR all nominees. The person named as proxy intends to vote all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.


                                                                                                 Director
Name                                  Age    Positions and Offices Held                             Since
-------------------------------- ----------- ------------------------------------------------- -----------------------
Paul K. Danner                       45      Chairman of the Board of Directors,                 June 1, 2002
                                             Director

Philip Lagori                        35      Vice Chairman of the Board and Chief Operating    January 31, 2003
                                             Officer

Steven A. Burleson                   43      Chief Executive Officer                           September 5, 2002

Harold Lazarus, Ph.D                 75      Director                                          June 1, 2002


See the table of Executive Officers for biographical data with respect to Messrs. Danner, Burleson and Lagori.

     Harold Lazarus, Ph.D

     Mr. Lazarus, 75, has served as a director of Paragon since June 1, 2002 and has served as a director of our subsidiary Paragon Homefunding, Inc. from October 30, 2001 through January 31, 2003. Dr. Lazarus serves as the Mel Weitz Distinguished Professor of Management at the Hofstra University Frank G. Zarb School of Business (the "Hofstra Business School"), a position he has held since 1980. From 1973 to 1980, Dr. Lazarus served as Dean of the Hofstra Business School. Dr. Lazarus is an organization development consultant who lectures in Europe, Asia, North America and South America on leadership, time management, total quality management, managing change, effective meetings, problem solving, decision making and communications. Dr. Lazarus was Professor of Management at the New York University Graduate School of Business Administration for ten years, and he also taught at Columbia University Graduate School of Business and Harvard University Graduate School of Business Administration, the Cornell University School of Industrial and Labor Relations, American College and The

New School. Dr. Lazarus has served on several boards of directors of public companies in the past, including MyTurn.com, Inc. (which filed for protection under the federal bankruptcy laws in March 2001) from March 1997 to March 2001, and Graham-Field Health Products, Inc. Facelifters Home Systems, Inc. during the last five years. Dr. Lazarus has also served on the Boards of Directors for Ideal Toy Corporation, Superior Uniform Group, Inc., Stage II Apparel Corporation, Diplomat Electronics Corporation and Bond Clothing Stores. Dr. Lazarus is currently a director and Chairman of the Board for The Sweet Life, Inc., a privately held corporation that is a licensor of, and markets, a line of all-natural, sugar free, grain free, low-carbohydrate, dessert mixes. Dr. Lazarus also sits on the Boards of Directors of several other privately held companies. Dr. Lazarus has published seven books and more 65 articles on business management. He also chairs the board of Phi Beta Kappa Alumni of Long Island (New York). Dr. Lazarus received a Masters of Science Degree and a Doctor of Philosophy Degree in Management and Marketing from Columbia University's Graduate School of Business.

     There are no family relationships among any of our executive officers and directors.

     Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

     Board Committees

     The 2002 Equity Participation Plan Committee of our Board of Directors has the authority to administer our 2002 Equity Participation Plan. Messrs. Danner and Burleson are the members of this committee.

     Paragon currently has neither a nominating committee, charged with the search for and recommendation to the Board of potential nominees for Board positions, a compensation committee charged with establishing the level of base salary payable to the Chief Executive Officer and certain other executive officers of Paragon, nor an audit committee, charged with reviewing and making recommendations regarding our employment of independent auditors, the annual audit of our financial statements and our internal accounting controls, practices and policies. These functions are performed by the Board as a whole. The Board will consider stockholder recommendations for Board positions which are made in writing to our Chairman of the Board.

     We had a Compensation Committee until August 27, 2002. Until May 31, 2002, the Compensation Committee consisted of Michael Beindorff and Paul Risner, then both employee directors. Mr. Risner resigned as a director and employee on May 21, 2002. Michael Beindorff ceased being our employee on May 31, 2002 and continued to serve as our sole Compensation Committee member from June 1, 2002 to August 27, 2002, when he resigned as a director. Currently we have not appointed replacements to the Compensation Committee. The amendments of Mr.

Beindorff's compensation structure in connection with the Paragon transactions as described above under "Executive Compensation - Employment Contracts;
Compensation Arrangements; Termination of Employment and Change-in-Control Arrangements" and similar amendments to certain other officer's compensation structure was approved by the Board as a whole. Our former Compensation Committee administered our 1999 Equity Incentive Plan and Employee Stock Option Plan. We are not intending to make any further grants out of our 1999 Equity Incentive Plan or Employee Stock Purchase Plan. Instead we currently plan to make grants out of our 2002 Equity Participation Plan.

     Meetings

     The Board held four meetings during the fiscal year ended December 31, 2002. Additionally, the Board of Directors took action by unanimous written consent 13 times.

     Section 16(a) Beneficial Ownership Reporting Compliance

     The directors and officers of Paragon and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their 2002 transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2002, Paragon believes that all reporting requirements under Section 16(a) for 2002 were met in a timely manner by its directors, officers, and greater than ten-percent stockholders.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     BP Professionals Group, LLP has served as our auditors since February 2003, and was selected as our independent public accountants with respect to the fiscal year ended December 31, 2002. It is not expected that a representative of BP Professionals Group, LLP will attend the meeting.

     Audit Fees

     The aggregate fees billed by BP Professionals Group, LLP for professional services rendered for the audit of our annual financial statements for the 2002 fiscal year were approximately $71,000.

     Financial Information Systems Design and Implementation Fees

     During fiscal 2002, BP Professionals Group, LLP did not render to us any professional services with regard to financial information systems design and implementation that are described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

     All Other Fees

     There were no fees billed for services rendered by BP Professionals Group, LLP for fiscal 2002, other than the services described above under "Audit Fees".

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange commission, promulgated under the Exchange Act, must be received at our offices in Ponte Vedra Beach, Florida by January 21, 2004 for inclusion in our proxy statement and form of proxy relating to such meeting.

     The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

     - Stockholder Proposals. In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year's annual meeting of stockholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the proxy statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

          - a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

          -    the name and address of the stockholder proposing such business;

          - the class and number of our shares which are beneficially owned by such stockholder; and

          -    any material interest of such stockholder in such business.

     - Stockholder Nominees. In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

          - the day on which the notice of the date of the meeting was mailed to stockholders, or

          - the day on which such public disclosure of the meeting date was made.

     The stockholder sending the notice of nomination must describe various matters, including such information as:

          - the name, age, business and residence addresses, occupation or employment and shares held by the nominee;

          - any other information relating to such nominee required to be disclosed in a proxy statement; and

          -    the name, address and number of shares held by the stockholder.

     These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

     Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082. The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request thereof.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than the Proposal listed in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                           ANNUAL REPORT ON FORM 10-K

     This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2002.


                                                        Steven A. Burleson
                                                        Chief Executive Officer
Ponte Vedra Beach, Florida
May 21, 2003